Exhibit 10.22
SECURITY AGREEMENT
     This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 31st day of August, 2006, by DATATRAK INTERNATIONAL, INC., an Ohio corporation (“Borrower”), in favor of KEYBANK NATIONAL ASSOCIATION (“Lender”).
     1. Recitals.
     Concurrently herewith Lender is establishing a Line of Credit, as hereinafter defined, pursuant to which Borrower may from time to time request loans, as hereinafter defined. Borrower desires that Lender grant the financial accommodations to Borrower pursuant to the Line of Credit. Borrower deems it to be in the direct pecuniary and business interests of Borrower that Borrower obtain from Lender the financial accommodations provided for under the Line of Credit.
     Borrower understands that Lender is willing to grant the financial accommodations provided for under the Line of Credit only upon certain terms and conditions, one of which is that Borrower grant to Lender a security interest in and a collateral assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation, if any, granted to Borrower by Lender and for other valuable consideration.
     2. Definitions. Except as specifically defined herein, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:
     “Account” shall mean all of Borrower’s accounts, as defined in the U.C.C.
     “Account Debtor” shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.
     “Advances” means, collectively, all loan advances made by Lender to Borrower, at the sole discretion and option of Lender, Borrower acknowledging that the Line of Credit relating to this Note is purely discretionary and Lender may, without prior notice to Borrower, refuse to honor any request by Borrower for borrowing hereunder; “Advance” means any of the Advances.
     “Cash Collateral Account” shall mean a commercial Deposit Account (if any) designated “cash collateral account” and maintained by Borrower with Lender, without liability by Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Obligations are paid in full.

     “Cash Security” shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, wherever located (including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Lender).
     “Collateral” shall mean all of Borrower’s existing and future (a) Accounts, (b) instruments, chattel paper and documents relating to Accounts, (c) letter-of-credit rights supporting Accounts, (d) general intangibles relating to Accounts, (e) funds now or hereafter on deposit in the Cash Collateral Account, if any, Cash Security, and (f) Proceeds of any of the foregoing.
     “Default Rate” means that floating rate per annum equal to two percent (2%) in excess of the Prime Rate from time to time in effect, which rate shall be immediately adjusted to correspond with each change in the Prime Rate.
     “Deposit Account” shall mean (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, checking, savings, passbook or similar account maintained with a bank, savings and loan association, credit union, or similar organization, in each case into which proceeds of Collateral are deposited.
     “Event of Default” shall mean an event or condition that constitutes an Event of Default, as defined in Section 13.1 hereof.
     “Hedge Agreement” shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Lender.
     “Line of Credit” shall mean the discretionary line of credit established by Lender for Borrower concurrently herewith, as such line of credit may from time to time be renewed, extended or increased, pursuant to which Borrower may request such Loans as Lender may be willing to grant.
     “Loan” shall mean any Advance, as defined in the Note.
     “Note” shall mean that certain Demand Master Promissory Note executed by Borrower evidencing Borrower’s obligations to repay the Loans, as such note may from time to time be amended, restated or otherwise modified or replaced, and any replacement or other promissory note executed in connection with the Line of Credit.
     “Obligations” shall mean, collectively, (a) all Advances, indebtedness and other obligations now owing or hereafter incurred by Borrower to Lender pursuant to the Line of Credit and the Note executed in connection therewith; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable to Lender pursuant to the Line of Credit or the Note; (d) all obligations and liabilities of Borrower now existing or hereafter incurred to Lender (or any affiliate of Lender) under, arising out of, or in connection with any Hedge Agreement; (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by Borrower or Borrower, and includes, without limitation, every liability, whether owing by only Borrower or Borrower or by Borrower or Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or any affiliate thereof) or acquired by Lender (or any affiliate thereof) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate thereof) in whole or in part; and (f) all Related Expenses.
     “Prime Rate” means that interest rate established from time to time by Lender as Lender’s Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.
     “Proceeds” shall mean (a) proceeds, as defined in the U.C.C. and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement or the Note, the right of Lender to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Lender to Borrower’s sale, exchange, collection, or other disposition of any or all of the Collateral.
     “Related Expenses” shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by Lender or imposed upon or asserted against Lender, in any attempt by Lender to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement or the Note; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Borrower or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon, which shall bear interest until paid at the Default Rate, commencing ten days after an invoice has been provided to Borrower.
     “U.C.C.” shall mean the Uniform Commercial Code, as in effect from time to time in Ohio.
     “U.C.C. Financing Statement” shall mean a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

     3. Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Borrower hereby grants to Lender a security interest in and a collateral assignment of the Collateral.
     4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:
     4.1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Borrower.
     4.2. Borrower has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Borrower’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon Borrower in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, avoidance, bulk transfer, reorganization, moratorium or similar laws affecting the rights of creditors, the Lender generally, including any statutory or other laws regarding fraudulent conveyances or transfers and preferential transfers or bulk transfers and general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Borrower will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Borrower’s articles of incorporation and bylaws or of any other writing binding upon Borrower in any manner which conflict would reasonably be expected to have a material adverse effect on Borrower.
     4.4. Borrower is organized solely under the laws of the State of Ohio and has not continued existence from any other jurisdiction. Borrower has not changed its name during the last five years and has not conducted business under a trade or assumed name. Borrower’s chief executive office is set forth on Schedule 4.4 hereto. Borrower has places of business or maintains Collateral and its other assets at the locations set forth on Schedule 4.4 hereto.
     4.5. Borrower has furnished its most recent financial statements to Lender and such financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles, in a manner consistent with that used for the immediately preceding fiscal period, and fairly present Borrower’s financial condition as of the date of such financial statements and the results of Borrower’s operations for the period then ending. Since such date, there has been no material adverse change in Borrower’s financial condition, business and properties other than such changes, if any, as have been specifically disclosed to Lender in writing.
     4.6. At the execution and delivery hereof, (a) there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof, or any inventory of Borrower; (b) none of the Collateral or inventory of Borrower is subject to any security interest or lien of any kind;

(c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Borrower or threatened in writing to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, Lender will have a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement; and (e) Borrower has not entered into any contract or agreement that would prohibit Lender from acquiring a security interest, mortgage or other lien on, or a collateral assignment of, any of the property or assets of Borrower.
     4.7. Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent, as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement to Lender or any other documents executed and delivered to Lender in connection herewith. Borrower has not engaged, nor is Borrower about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.
     4.8. At the execution and delivery hereof, no Event of Default will exist.
     5. Taxes and Other Borrower Obligations. Borrower shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) for which Borrower may be or become liable or to which any or all of Borrower’s properties may be or become subject; (b) all of Borrower’s wage obligations to Borrower’s employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of Borrower’s material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) before such payment becomes over due.
     6. Corporate Names and Location of Collateral. Borrower shall not (a) change its name, or (b) change its jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement) without giving Lender at least thirty (30) days prior written notice. Borrower shall also provide Lender with prior written notification of any change in Borrower’s chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by Lender, Lender is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender’s sole discretion, to perfect or continue perfected the security interest of Lender in the Collateral. Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall promptly reimburse Lender therefor if Lender pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.
     7. Notice. Borrower shall give Lender prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege in writing the nonpayment or underpayment of any material tax by Borrower or threaten in writing to make any assessment in respect thereof.
     8. Financial Records. Borrower shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices, for all of the Accounts; (b) render to Lender, forthwith upon each request of Lender, such financial statements of Borrower’s financial condition and operations, including but not limited to any reports filed by Borrower with the United States Securities and Exchange Commission, and such reports of the Accounts, as Lender may from time to time reasonably request; (c) give Lender prompt written notice whenever any Account Debtor shall become in default in any material manner or assert any material defense or offset (other than the ordinary course of business) and whenever any other event, omission, condition or thing having a material adverse effect on any material Account shall occur or arise; and (d) forward to Lender, upon reasonable request of Lender upon and during the continuance of an Event of Default, whenever made, (i) invoices, sales journals or other documents satisfactory to Lender that summarize the Accounts, certified by an officer of Borrower, (ii) within the time specified by Lender, an aging report of the Accounts then outstanding setting forth, in such form and detail and with such representations and warranties as Lender may from time to time reasonably require, the unpaid balances of all invoices billed respectively during that period and during each of the three next preceding periods, and certified by an officer of Borrower, and (iii) with respect to any other Collateral, such reports and other documents mat are reasonably satisfactory to Lender.
     9. Transfers, Liens and Modifications Regarding Collateral. Borrower shall not, without Lender’s prior written consent, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts except, in each case, in the ordinary course of business of Borrower.
     10. Collateral. Borrower shall:
     (a) at all reasonable times during normal business hours and upon prior written notice, allow Lender by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower’s books and other records, including, without limitation, the tax returns of Borrower, and (ii) upon and during the continuance of an Event of Default, arrange for verification of the Accounts, under reasonable procedures, directly with Account Debtors or by other methods;

     (b) promptly furnish to Lender, upon request, (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may request;
     (c) notify Lender in writing promptly upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any state, county, city or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof;
     (d) promptly notify Lender in writing of any information that Borrower has or may receive with respect to the Collateral that would reasonably be expected to materially and adversely affect the value thereof or the rights of Lender with respect thereto taken as a whole;
     (e) upon request of Lender, execute and deliver with a financial institution that holds deposits in the name of Borrower, a control agreement over such Deposit Account in favor of Lender, in form and substance satisfactory to Lender; and
     (f) upon request of Lender, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Lender may from time to time reasonably deem necessary, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral.
     11. Collections and Receipt of Proceeds. Upon written notice to Borrower from Lender upon the occurrence and during the continuation of an Event of Default, a Cash Collateral Account shall be opened by Borrower at the main office of Lender and all such lawful collections of the Accounts and such Proceeds of the Accounts shall be remitted daily by Borrower to Lender in the form in which they are received by Borrower, either by mailing or by delivering such Proceeds to Lender, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Lender, Borrower shall not commingle such Proceeds with any of Borrower’s other funds or property, but shall hold such Proceeds separate and apart therefrom upon an express trust for Lender. In such case, Lender may, in its sole discretion, at any time and from time to time after the occurrence of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Lender on its warranties of collection, Lender may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrower with Lender, and, in any event, retain the same and Borrower’s interest therein as additional security for the Obligations. Lender may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrower for use in Borrower’s business. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and payment in full of all of the Obligations. At Lender’s request upon and during the continuance of an Event of Default, Borrower shall cause all remittances representing Proceeds of Collateral to be mailed to a lock box at a location acceptable to Lender, to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender’s customary lock box agreement.
     12. Collections and Receipt of Proceeds by Lender. Lender shall, at all times, have the right, but not the duty, upon and during the continuation of an Event of Default, to collect and enforce any or all of the Accounts as Lender may reasonably deem advisable and, if Lender shall at any time or times elect to do so in whole or in part, Lender shall not be liable to Borrower except for willful misconduct or gross negligence, if any. Borrower hereby constitutes and appoints Lender, or Lender’s designated agent, as Borrower’s attorney-in-fact to exercise, at any time upon the occurrence and during the continuation of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:
     (a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in Lender’s name or Borrower’s name, any and all of Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, collection of Accounts, and any other writings relating to any of the Collateral. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;
     (b) to transmit to Account Debtors, on any or all of the Accounts, notice of assignment to Lender thereof and the security interest of Lender and to request from such Account Debtors at any time, in the name of Lender or Borrower, information concerning the Accounts and the amounts owing thereon;
     (c) to notify and require Account Debtors on the Accounts to make payment of their indebtedness directly to Lender;
     (d) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as Lender, in its reasonable discretion, may reasonably deem to be advisable;
     (f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in Lender’s own name or in Borrower’s name, and to withdraw any such suit or other proceeding. Borrower agrees to lend every assistance reasonably requested by Lender in respect of the foregoing, all at no cost or expense to Lender and including, without limitation, the furnishing of such witnesses and of such records and other writings as Lender may reasonably require in connection with making legal proof of any Account. Borrower agrees to reimburse Lender in full for all court costs and reasonable attorneys’ fees and every other reasonable cost, expense or liability, if any, incurred or paid by Lender in connection with the foregoing, which obligation of Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

     (g) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Lender, to apply them as a payment on the Obligations.
     13. Default and Remedies.
     13.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Note, shall occur under the Note; (b) any representation, warranty or statement made by Borrower in or pursuant to this Agreement or in any other writing received by Lender in connection with the Obligations shall be false or erroneous in any material respect; or (c) Borrower shall fail or omit to perform or observe any agreement made by Borrower in or pursuant to this Agreement or in any other writing received by Lender pursuant hereto and such failure to continue for fifteen (15) days after notice from Lender of such default.
     13.2. Lender shall at all times have the rights and remedies of a secured party under the U.C.C. and the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in the Note or otherwise provided in law or equity. Upon the occurrence of an Event of Default and at all times during the continuance thereof, Lender may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Lender determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Borrower no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to

Borrower, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.
     14. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Lender may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Lender in respect of, nor any omission or delay by Lender in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Lender may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Lender may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Lender or be binding upon Lender in any case unless specifically granted by Lender in writing, and each such writing shall be strictly construed. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.
     15. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, and, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.
     16. Successors and Assigns. This Agreement shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Lender and its successors and assigns.
     17. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     18. Termination. At such time as the Obligations shall have been paid in full and the Line of Credit terminated and not replaced by any other credit facility with Lender, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Lender shall promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and Borrower will indemnify Lender in all respects for all reasonable costs incurred by Lender in connection with such termination.
     19. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

     20. Governing Law; Submission to Jurisdiction, The provisions of this Agreement and the respective rights and duties of Borrower and Lender hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any such action or proceeding arising out of or relating to this Agreement, the Note or any other document executed in connection therewith, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
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     21. JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG BORROWER, BORROWER AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF LENDER TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE, OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, BORROWER AND LENDER, OR ANY THEREOF.
     IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement as of the date first written above.

Address:	6150 Parkland Boulevard	DATATRAK INTERNATIONAL, INC.

Mayfield Heights, OH 44124

		By:	/s/ Terry C. Black

		Name:	Terry C. Black

		Title:	V.P. — CFO

Signature Page to
Security Agreement

SCHEDULE 4.4
Chief executive office:
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
Other office locations:
100 North Main St.
Bryan, TX 77803
Rochusstr.65
53123 Bonn
Germany

DEMAND MASTER PROMISSORY NOTE

$2,000,000	August 31, 2006 Cleveland, Ohio
ON DEMAND, FOR VALUE RECEIVED, the undersigned, DATATRAK INTERNATIONAL, INC., an Ohio corporation (“Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at its main office at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Lender shall designate, the principal sum of TWO MILLION DOLLARS ($2,000,000), or the aggregate unpaid principal amount of all Advances made by Lender to Borrower hereunder, whichever is less, in lawful money of the United States of America, on the earlier of DEMAND or the Facility Termination Date.
Advances may be requested hereunder as Prime Rate Advances or Eurodollar Advances pursuant to the Line of Credit. Borrower promises to pay interest (based on a year having three hundred sixty (360) days and calculated for the actual number of days elapsed) on the principal balance of each Advance at a rate per annum equal to the Interest Rate applicable to such Advance, with such interest to be due and payable (a) with respect to any Prime Rate Advance on the last day of each calendar month commencing September 30, 2006 and continuing on the last day of each calendar month thereafter and on the Facility Termination Date; and (b) with respect to any Eurodollar Advance, on the last day of the Interest Period applicable to such Advance. The principal balance of each Advance that remains outstanding after the Facility Termination Date shall bear interest at a rate per annum equal to the Default Rate. Any Prime Rate Advance may be prepaid at any time. No Eurodollar Advance may be prepaid prior to the last day of the Interest Period applicable thereto; provided that each Advance must be paid upon the Facility Termination Date and any prepayment of a Eurodollar Advance resulting therefrom shall be subject to the reimbursement provisions set forth below.
This Note shall serve as a master note to evidence all Advances; provided that the aggregate unpaid principal amount of all Advances shall not at any time outstanding exceed the Maximum Amount. Borrower shall make a prompt prepayment on this Note in the event that the aggregate unpaid principal amount of all Advances shall at any time exceed the Maximum Amount and such prepayment shall be subject to the reimbursement provisions set forth below. Lender shall record (a) the principal amount of each Advance, the Interest Period, if any, and the Interest Rate applicable thereto, and (b) the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from Borrower’s obligations under this Note. The foregoing information with respect to the Advances set forth on the records of Lender shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on this Note.
Borrower shall provide notice to Lender of a requested Eurodollar Advance no fewer than three Business Days (before 11:00 A.M. Eastern time) prior to the proposed date of borrowing.

Borrower may only borrow Eurodollar Advances on the first day and the fifteenth day of each calendar month. Borrower may request same day borrowings with respect to Prime Rate Advances provided that the request for such Advance is made before 3:00 P.M. (Eastern time). Whenever any payment to be made under this Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of the interest payable hereunder; provided, however, that, with respect to any Eurodollar Advance, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly. Borrower shall not request any Advance if any Event of Default shall have occurred or if an event has occurred, which with the giving of notice or the lapse of time, or both, would constitute an Event of Default. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of this Note.
If any Eurodollar Advance becomes due and payable or is prepaid prior to the Facility Termination Date applicable thereto, Borrower also promises to reimburse Lender on demand for any resulting loss, cost or expense incurred by Lender as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties (including loss of margin for the period after any such payment). If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining or allocating capital to any Eurodollar Advance, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost until such Eurodollar Advance is converted to a Prime Rate Advance. If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund or maintain any Eurodollar Advance, then Lender’s obligation to make, fund or maintain such Eurodollar Advance shall terminate and such Eurodollar Advance shall be converted to a Prime Rate Advance on the earlier of (a) the last day of the Interest Period applicable thereto, or (b) the date the making, funding or maintaining of such Advance becomes unlawful.
Borrower agrees to provide to Lender (a) within sixty (60) days after the end of each of the first three quarter periods of each of Borrower’s fiscal years, Borrower’s balance sheet and accounts receivable aging report as of the end of that period and its cash-flow statement and profit and loss statement for that period, all prepared on a consolidated and consolidating basis and certified by a financial officer of Borrower; (b) within one hundred twenty (120) days after the end of each of Borrower’s fiscal years, a complete annual audit report of Borrower for that year prepared on a consolidated and consolidating basis and certified by an independent public accountant reasonably satisfactory to Lender; and (c) within twenty (20) days of Lender’s written request, such other information about the financial condition, properties and operations of Borrower as Lender may from time to time reasonably request. All statements delivered pursuant to this paragraph shall be prepared in accordance with GAAP (using the accrual basis of accounting) and shall be in form and detail reasonably satisfactory to Lender. Borrower shall be deemed to be in compliance with its delivery obligations pursuant to subparts (a) and (b) above

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to the extent Borrower delivers to Lender a copy of its 10-Q or 10-K report for the relevant period, promptly after it is filed with the Securities and Exchange Commission (but no later than the time periods specified in subparts (a) and (b) above).
Borrower shall use the Line of Credit for short-term working capital purposes. This Note and the other Obligations shall be secured pursuant to the Security Documents. Until payment in full of the Obligations, Borrower shall maintain its primary treasury management, banking and depository relationship with Lender.
On the date of execution of this Note, Borrower shall pay to Lender an origination fee in the amount of Three Thousand Dollars ($3,000). Borrower agrees to pay on demand all reasonable costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees and expenses, in connection with the preparation, negotiation and closing of this Note, the Security Documents and the Line of Credit and the collection of the Obligations.
Borrower agrees to defend, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, damages, penalties, actions, judgments, suits, costs or expenses (including reasonable attorneys’ fees) that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Note or the Line of Credit; provided that Lender shall not have the right to be indemnified under this paragraph as a result of Lender’s gross negligence or willful misconduct.
Upon the occurrence of an Event of Default and at all times thereafter, at the option of Lender (but automatically with respect to Events of Default (e) through (h)), all Obligations shall become immediately due and payable, Lender may terminate the Line of Credit and no further Advance may be requested by Borrower. In addition, Lender may apply or setoff any Deposit Account against all Obligations, all without any notice to or demand upon Borrower, in addition to any other rights and remedies Lender may have pursuant to law or equity, this Note, the Security Documents or any other instruments or agreements, which rights and remedies shall be cumulative.
This Note shall bind Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and Lender’s successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Note without the express written consent of Lender. All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability or application of any other provision. This Note constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between Borrower and Lender with respect to this Note is and shall be solely that of debtor and creditor, respectively, and Lender shall have no fiduciary obligation toward Borrower with respect to this Note or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the

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party against whom enforcement of the amendment or waiver is sought. This Note may be executed by facsimile signature, and when so executed, the facsimile copy shall be effective as an original.
For the purposes of this Note, the following terms shall have the following meanings:
     “Advances” means, collectively, all loan advances made by Lender to Borrower, at the sole discretion and option of Lender, Borrower acknowledging that the Line of Credit relating to this Note is purely discretionary and Lender may, without prior notice to Borrower, refuse to honor any request by Borrower for borrowing hereunder; “Advance” means any of the Advances.
     “Business Day” means (a) if the applicable Business Day relates to a Prime Rate Advance, any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in Cleveland, Ohio, or (b) if the applicable Business Day relates to a Eurodollar Advance, a day of the year on which dealings are carried on in the London interbank eurodollar market.
     “Default Rate” means that floating rate per annum equal to two percent (2%) in excess of the Prime Rate from time to time in effect, which rate shall be immediately adjusted to correspond with each change in the Prime Rate.
     “Deposit Account” means any demand, time, statement, savings, passbook or similar account or balance (including, without limitation, any certificate of deposit) presently or at any time hereafter maintained with Lender at any of its foreign or domestic offices either by Borrower or by Borrower with one or more others in a several, joint or joint and several capacity.
     “Dollar” or the sign $ means lawful money of the United States of America.
     “Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Eurodollar Advance” means an Advance that bears interest determined with reference to the Eurodollar Rate.
     “Eurodollar Rate” means, with respect to a Eurodollar Advance, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Advance, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any

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reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Advance to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Lender (or an affiliate of Lender, in Lender’s discretion) by prime banks in any Eurodollar market reasonably selected by Lender, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Advance hereunder; by (b) 1.00 minus the Reserve Percentage.
     “Event of Default” means the occurrence of any of the following events: (a) the failure of Borrower to pay any principal or interest hereunder or perform any Obligation when it becomes due and payable and such failure continues for three Business Days; (b) Lender shall determine that any statement, representation or certification contained in any financial statement, loan request or other document given by Borrower to Lender in connection with this Note, the Line of Credit or any Advance shall be untrue or incorrect in any material respect; (c) any condition or event that Lender determines has or is reasonably likely to have a material adverse effect on the business, prospects, operations or financial condition of Borrower, or on the rights and remedies of Lender under this Note or under the Security Documents, or on the ability of Borrower to perform its obligations hereunder or under the Security Documents; (d) breach by Borrower of any provision, agreement, representation, warranty or covenant set forth in this Note or any of the Security Documents, or in any other instrument, document or agreement evidencing or relating to any Obligation and such failure shall continue for fifteen (15) days after notice thereof from Lender to Borrower; (e) dissolution, termination of existence, insolvency, business failure or appointment of a receiver of Borrower or any part of the property of Borrower; (f) assignment for the benefit of creditors by Borrower; (g) failure or inability of Borrower to pay its debts as they come due; (h) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower; or (i) any judgment, attachment, execution, or similar process in excess of One Hundred Thousand Dollars ($100,000) is rendered, issued, or levied against Borrower or any material amount of its property and is not fully satisfied, released, vacated, or bonded within thirty (30) days after its rendering, issue or levy.
     “Facility Termination Date” means April 30, 2007 (unless demand is made earlier).
     “GAAP” shall mean generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.
     “Interest Period” means, with respect to any Eurodollar Advance, the period commencing on the date such Advance is made and ending on the last day of such period as selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any Eurodollar Advance shall be one month. Borrower shall not request that Eurodollar Advances be outstanding for more than three different Interest Periods at any time.

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     “Interest Rate” means (a) as to any Prime Rate Advance, that rate per annum equal to the Prime Rate from time to time in effect, minus one hundred (100) basis points; and (b) as to any Eurodollar Advance, that rate per annum equal to the Eurodollar Rate from time to time in effect, plus one hundred twenty-five (125) basis points.
     “Line of Credit” means the uncommitted line of credit established by Lender for Borrower, pursuant to which Borrower may request such Advances as Lender may be willing to grant, up to the Maximum Amount, as such Line of Credit may be from time to time modified, replaced or renewed.
     “Maximum Amount” means Two Million Dollars ($2,000,000).
     “Note” means this Demand Master Promissory Note.
     “Obligation” means any present or future obligation, indebtedness or liability of Borrower owed to Lender, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, each payment of principal or interest on each Advance or any fee or other amount payable under this Note or pursuant to the Line of Credit or the Security Documents).
     “Person” means an individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other political subdivision thereof or any other entity.
     “Prime Rate” means that interest rate established from time to time by Lender as Lender’s Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Lender for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.
     “Prime Rate Advance” means an Advance that bears interest determined with reference to the Prime Rate.
     “Reserve Percentage” means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.
     “Security Documents” means the Security Agreement executed in connection herewith, the Uniform Commercial Code financing statements filed in connection therewith, and any other document pursuant to which a security interest or lien is granted to Lender as security for the Obligations.

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     Borrower authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Borrower. Borrower agrees that Lender’s attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Lender.

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     Jury Trial Waiver. Borrower, to the extent permitted by law, hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between Borrower and Lender arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this Note or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify Lender’s ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this Note, any other note or any guaranty of payment, agreement, instrument or document related thereto.

Address:	6150 Parkland Boulevard		DATATRAK INTERNATIONAL, INC.

Mayfield Heights, OH 44124

			By:	/s/ Terry C. Black

	Attention:	Terry C. Black	Name:	Terry C. Black

			Title:	V.P. — CFO

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

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